UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

AEMETIS, INC.
(Exact name of registrant as specified in its charter)
  ______________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2017 by Aemetis, Inc. (the “Company”), on July 10, 2017, the Company entered into an option agreement with Goodland Advanced Fuels, Inc. (“GAFI”) and Michael L. Peterson, the sole shareholder of GAFI (the “Shareholder”), pursuant to which the Shareholder granted to the Company an irrevocable option (the “Option”) to purchase all, but not less than all, of the capital stock of GAFI (the “Shares”) owned by the Shareholder for a purchase price equal to $0.01 per share. On December 31, 2019, the Company exercised the Option pursuant to its terms, and for aggregate consideration of $10.00, purchased all of the capital stock of GAFI. GAFI’s primary assets consist of a partially completed ethanol plant in Goodland, Kansas. As previously discussed in the Company’s periodic reports, the Company has determined that, even prior to the purchase of the Shares, it had the power to direct the activities, and was the primary beneficiary, of GAFI. Accordingly, the assets, liabilities, and operations of GAFI were consolidated into those of the Company as presented in the financial statements and the accompanying notes filed by the Company with its periodic reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and its Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

January 7, 2020	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

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